Exhibit 10.01

HALCÓN RESOURCES CORPORATION

FIRST AMENDED AND RESTATED 2012 LONG-TERM INCENTIVE PLAN

ARTICLE I

PURPOSE

SECTION 1.1 History; Establishment. Effective May 8, 2006, RAM Energy Resources, Inc. (“RAM”) established the RAM Energy Resources, Inc. 2006 Long-Term Incentive Plan (the “2006 Plan”). Thereafter, RAM changed its name to Halcón Resources Corporation (the “Company”) and the Company amended, restated and renamed the 2006 Plan as the Halcón Resources Corporation 2012 Long-Term Incentive Plan (the “Plan”), effective May 17, 2012, which amended and restated Plan was approved by the Company’s stockholders at the Company’s 2012 Annual Meeting of Stockholders held May 17, 2012. This First Amended and Restated Long-Term Incentive Plan amends and restates the Plan effective February 27, 2013, to conform certain provisions relating to a Participant’s exercise of certain Awards under the Plan to the methods of notice and exercise offered by the Company through the online platform provided by a third party administrator of Awards under the Plan.

Unless terminated earlier by the Board pursuant to Section 13.1, the Plan shall terminate on May 16, 2022, which is the day prior to the tenth anniversary of the date of the Company’s 2012 Annual Meeting of Stockholders. The Plan shall continue in effect until all matters relating to the payment of Awards and administration of the Plan have been settled. Awards granted prior to the date of this amendment and restatement will continue to be governed by the Award Agreement and the Plan as in effect on the Date of Grant of the Award, except to the extent the modifications made to the Plan are not adverse to the Participant and would not result in an adverse accounting charge to the Company for financial accounting purposes.

SECTION 1.2 Purpose. The purposes of the Plan are to create incentives which are designed to motivate Participants to put forth maximum effort toward the success and growth of the Company and to enable the Company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company’s success. Toward these objectives, the Plan provides for the grant of Options, Restricted Stock Awards, Restricted Stock Units, SARs, Performance Units, Performance Bonuses, Stock Awards and Other Incentive Awards to Eligible Employees and the grant of Nonqualified Stock Options, Restricted Stock Awards, Restricted Stock Units, SARs, Performance Units, Stock Awards and Other Incentive Awards to Consultants and Eligible Directors, subject to the conditions set forth in the Plan.

SECTION 1.3 Shares Subject to the Plan. Subject to the limitations set forth herein, Awards may be made under this Plan for a total of 11,500,000 shares of the Company’s common stock, par value $.0001 per share (the “Common Stock”). The limitations of this Section 1.3 shall be subject to the adjustment provisions of Article XII.

ARTICLE II

DEFINITIONS

SECTION 2.1 “Affiliated Entity” means any corporation, partnership, limited liability company or other form of legal entity in which a majority of the partnership or other similar interest thereof is owned or controlled, directly or indirectly, by the Company or one or more of its Subsidiaries or Affiliated Entities or a combination thereof. For purposes hereof, the Company, a Subsidiary or an Affiliated Entity shall be deemed to have a majority ownership interest in a partnership or limited liability company if the Company, such Subsidiary or Affiliated Entity shall be allocated a majority of partnership or limited liability company gains or losses or shall be or control a managing director or a general partner of such partnership or limited liability company.

SECTION 2.2 “Award” means, individually or collectively, any Option, Restricted Stock Award, Restricted Stock Unit, SAR, Performance Unit, Performance Bonus, Stock Award or Other Incentive Award granted under the Plan to an Eligible Employee by the Board or any Nonqualified Stock Option, Performance Unit, SAR, Restricted Stock Award, Restricted Stock Unit, Stock Award or Other Incentive Award granted under the Plan to a Consultant or an Eligible Director by the Board pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Board may establish by the Award Agreement or otherwise.

SECTION 2.3 “Award Agreement” means any written or electronic document that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by this Plan and by the Board’s exercise of its administrative powers.

SECTION 2.4 “Board” means the Board of Directors of the Company and, if the Board has appointed a Committee as provided in Section 3.1, the term “Board” shall include such Committee.

SECTION 2.5 “Cash Dividend Right” means a contingent right, granted in tandem with a specific Restricted Stock Unit Award, to receive an amount in cash equal to the cash distributions made by the Company with respect to a share of Common Stock during the period such Award is outstanding.

SECTION 2.6 “Change of Control Event” means each of the following:

(a) Any transaction in which shares of voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company are issued by the Company, or sold or transferred by the shareholders of the Company as a result of which those persons and entities who beneficially owned voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company immediately prior to such transaction cease to beneficially own voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company immediately after such transaction;

(b) The merger or consolidation of the Company with or into another entity as a result of which those persons and entities who beneficially owned voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company immediately prior to such merger or consolidation cease to beneficially own voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the surviving corporation or resulting entity immediately after such merger of consolidation; or

(c) The sale of all or substantially all of the Company’s assets to an entity of which those persons and entities who beneficially owned voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company immediately prior to such asset sale do not beneficially own voting securities of the purchasing entity representing more than 50% of the total combined voting power of all outstanding voting securities of the purchasing entity immediately after such asset sale.

SECTION 2.7 “Code” means the Internal Revenue Code of 1986, as amended. References in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

SECTION 2.8 “Committee” means the Committee appointed by the Board as provided in Section 3.1.

SECTION 2.9 “Common Stock” means the common stock, par value $.0001 per share, of the Company, and after substitution, such other stock as shall be substituted therefore as provided in Article XII.

SECTION 2.10 “Consultant” means any person who is engaged by the Company, a Subsidiary or an Affiliated Entity to render consulting or advisory services.

SECTION 2.11 “Date of Grant” means the date on which the grant of an Award is authorized by the Board or such later date as may be specified by the Board in such authorization.

SECTION 2.12 “Disability” means the Participant is unable to continue employment by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. For purposes of this Plan, the determination of Disability shall be made in the sole and absolute discretion of the Board.

SECTION 2.13 “Dividend Unit Right” means a contingent right, granted in tandem with a specific Restricted Stock Unit Award, to have an additional number of Restricted Stock Units credited to a Participant in respect of the Award equal to the number of shares of Common Stock that could be purchased at Fair Market Value with the amount of each cash distribution made by the Company with respect to a share of Common Stock during the period such Award is outstanding.

SECTION 2.14 “Eligible Employee” means any employee of the Company, a Subsidiary, or an Affiliated Entity as approved by the Board.

SECTION 2.15 “Eligible Director” means any member of the Board who is not an employee of the Company, a Subsidiary or an Affiliated Entity or a Consultant.

SECTION 2.16 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

SECTION 2.17 “Fair Market Value” means (a) during such time as the Common Stock is registered under Section 12 of the Exchange Act, the closing sales price of the Common Stock (or the closing bid, if not sales were reported) as quoted by an established stock exchange or automated quotation system on the day for which such value is to be determined, or, if there was no quoted price for such day, then for the last preceding business day on which there was a quoted price as reported in The Wall Street Journal or such other sources as the Board deems reliable, or (b) during any such time as the Common Stock is not listed upon an established stock exchange or automated quotation system, the mean between dealer “bid” and “ask” prices of the Common Stock in the over-the-counter market on the day for which such value is to be determined, as reported by the National Association of Securities Dealers, Inc., in The Wall Street Journal or such other source as the Board deems reliable, or (c) during any such time as the Common Stock cannot be valued pursuant to (a) or (b) above, (i) with respect to Incentive Stock Options, the fair market value of the Common Stock as determined in good faith by the Board within the meaning of Section 422 of the Code or (ii) the fair market value of the Common Stock as determined in good faith by the Board using a “reasonable application of a reasonable valuation method” within the meaning of Treasury Regulation Section 1.409A-1(b)(5)(iv)(B) or other applicable valuation rules under the Code or other applicable law.

SECTION 2.18 “Incentive Stock Option” means an Option that is intended to be an “incentive stock option” within the meaning of Section 422 of the Code.

SECTION 2.19 “Nonqualified Stock Option” means an Option which is not an Incentive Stock Option.

SECTION 2.20 “Other Incentive Award” means an incentive award granted to an Eligible Employee, Consultant or Eligible Director under Article XI of the Plan.

SECTION 2.21 “Option” means an Award granted under Article V of the Plan and includes both Nonqualified Stock Options and Incentive Stock Options to purchase shares of Common Stock.

SECTION 2.22 “Participant” means an Eligible Employee, a Consultant or an Eligible Director to whom an Award has been granted by the Board under the Plan.

SECTION 2.23 “Performance Bonus” means the bonus which may be granted to Eligible Employees under Article X of the Plan.

SECTION 2.24 “Performance Units” means those monetary units and/or units representing fictional shares of Common Stock that may be granted to Eligible Employees, Consultants or Eligible Directors pursuant to Article IX hereof.

SECTION 2.25 “Plan” means the Halcón Resources Corporation First Amended and Restated 2012 Long-Term Incentive Plan.

SECTION 2.26 “Restricted Stock Award” means an Award granted to an Eligible Employee, Consultant or Eligible Director under Article VI of the Plan.

SECTION 2.27 “Restricted Stock Unit” means an Award granted to an Eligible Employee, Consultant or Eligible Director under Article VII of the Plan.

SECTION 2.28 “Retirement” means the termination of an Eligible Employee’s employment with the Company, a Subsidiary or an Affiliated Entity on or after attaining age 62.

SECTION 2.29 “SAR” means a stock appreciation right granted to an Eligible Employee, Consultant or Eligible Director under Article VIII of the Plan.

SECTION 2.30 “Stock Award” means an Award granted to an Eligible Employee, Consultant or Eligible Director under Article XI of the Plan.

SECTION 2.31 “Subsidiary” means a “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

ARTICLE III

ADMINISTRATION

SECTION 3.1 Administration of the Plan by the Board. The Board shall administer the Plan. The Board may, by resolution, appoint a committee to administer the Plan and delegate its powers described under this Section 3.1 for purposes of Awards granted to Eligible Employees and Consultants. Subject to the provisions of the Plan, the Board shall have exclusive power to:

(a) Select Eligible Employees and Consultants to participate in the Plan.

(b) Determine the time or times when Awards will be made to Eligible Employees or Consultants.

(c) Determine the form of an Award, whether an Incentive Stock Option, Nonqualified Stock Option, Restricted Stock Award, Restricted Stock Unit, SAR, Performance Unit, Performance Bonus, Stock Award or Other Incentive Award, the number of shares of Common Stock, Performance Units or Restricted Stock Units subject to the Award, the amount and all the terms, conditions (including performance requirements), restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Agreement, which may include the waiver or amendment of prior terms and conditions or acceleration or early vesting or payment of an Award under certain circumstances determined by the Board.

(d) Determine whether Awards will be granted singly or in combination.

(e) Accelerate the vesting, exercise or payment of an Award or the performance period of an Award.

(f) Take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.

SECTION 3.2 Administration of Grants to Eligible Directors. The Board shall have the exclusive power to select Eligible Directors to participate in the Plan and to determine the number of Nonqualified Stock Options, Performance Units, Restricted Stock Units, SARs, Stock Awards, Other Incentive Awards or the number of shares of Common Stock subject to a Restricted Stock Award awarded to Eligible Directors selected for participation. If the Board appoints a committee to administer the Plan, it may delegate to the committee administration of all other aspects of the Awards made to Eligible Directors.

SECTION 3.3 Board to Make Rules and Interpret Plan. The Board in its sole discretion shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan, as it may deem necessary or advisable for the administration of the Plan. The Board’s interpretation of the Plan or any Awards and all decisions and determinations by the Board with respect to the Plan shall be final, binding, and conclusive on all parties.

SECTION 3.4 Section 162(m) Provisions. The Company intends for the Plan and the Awards made hereunder to qualify for the exception from Section 162(m) of the Code for “qualified performance based compensation” if it is determined by the Board that such qualification is necessary for an Award. In such event, a Committee composed of two or more “outside directors” within the meaning of Section 162(m) of the Code shall make determinations as to performance targets and all other applicable provisions of the Plan as necessary in order for the Plan and Awards made hereunder to satisfy the “qualified performance based compensation” requirements of Section 162(m) of the Code.

ARTICLE IV

GRANT OF AWARDS

SECTION 4.1 Grant of Awards. Awards granted under this Plan shall be subject to the following conditions:

(a) Subject to Article XII, (i) the aggregate number of shares of Common Stock made subject to the grant of Options and/or SARs to any Eligible Employee in any calendar year may not exceed 3,400,000 and (ii) the maximum aggregate number of shares that may be issued under the Plan through Incentive Stock Options is 11,500,000.

(b) Subject to Article XII, the aggregate number of shares of Common Stock made subject to the grant of Restricted Stock Awards, Restricted Stock Unit Awards, Performance Unit Awards, Performance Bonus Awards, Stock Awards and Other Incentive Awards to any Eligible Employee in any calendar year may not exceed 3,400,000.

(c) The maximum amount made subject to the grant of Performance Bonuses to any Eligible Employee in any calendar year may not exceed $5,000,000.

(d) Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares of Common Stock or are exchanged in the Board’s discretion for Awards not involving the issuance of shares of Common Stock, shall be available again for grant under the Plan and shall not be counted against the shares authorized under Section 1.3. Any shares of Common Stock issued as Restricted Stock Awards that subsequently are forfeited without vesting shall again be available for grant under the Plan and shall not be counted against the shares authorized under Section 1.3. Any Awards that, pursuant to the terms of the applicable Award Agreement, are to be settled in cash, whether or not denominated in or determined with reference to shares of Common Stock (for example, SARs, Performance Units or Restricted Stock Units to be settled in cash), shall not be counted against the shares authorized under Section 1.3.

(e) Common Stock delivered by the Company in payment of an Award authorized under Articles V and VI of the Plan may be authorized and unissued Common Stock or Common Stock held in the treasury of the Company.

(f) The Board shall, in its sole discretion, determine the manner in which fractional shares arising under this Plan shall be treated.

(g) Separate certificates or a book-entry registration representing Common Stock shall be delivered to a Participant upon the exercise of any Option.

(h) The Board shall be prohibited from canceling, reissuing or modifying Awards if such action will have the effect of repricing the Participant’s Award.

(i) Eligible Directors and Consultants may only be granted Nonqualified Stock Options, Restricted Stock Awards, Restricted Stock Units, SARs, Performance Units, Stock Awards or Other Incentive Awards under this Plan.

(j) The maximum term of any Award shall be ten years.

ARTICLE V

STOCK OPTIONS

SECTION 5.1 Grant of Options. The Board may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Options to Eligible Employees. These Options may be Incentive Stock Options or Nonqualified Stock Options, or a combination of both. The Board may, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Nonqualified Stock Options to Eligible Directors and Consultants. Notwithstanding the foregoing, Nonqualified Stock Options may be granted only to Eligible Employees, Eligible Directors and Consultants performing services for the Company or a corporation or other type of entity in a chain of corporations or other entities in which each corporation or other entity has a “controlling interest” in another corporation or entity in the chain, starting with the Company and ending with the corporation or other entity for which the Eligible Employee, Eligible Director or Consultant performs services. For purposes of this Section, “controlling interest” means (a) in the case of a corporation, ownership of stock possessing at least 50% of total combined voting power of all classes of stock entitled to vote of such corporation or at least 50% of the total value of shares of all classes of stock of such corporation; (b) in the case of a partnership, ownership of at least 50% of the profits interest or capital interest of such partnership; (c) in the case of a sole proprietorship, ownership of the sole proprietorship; or (d) in the case of a trust or estate, ownership of an actuarial interest (as defined in Treasury Regulation § 1.414(c)-2(b)(2)(ii)) of at least 50% of such trust or estate. Each grant of an Option shall be evidenced by an Award Agreement that is executed, electronically signed or otherwise definitively acknowledged by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Board may from time to time approve, subject to the requirements of Section 5.2.

SECTION 5.2 Conditions of Options. Each Option so granted shall be subject to the following conditions:

(a) Exercise Price. As limited by Section 5.2(e) below, each Option shall state the exercise price which shall be set by the Board at the Date of Grant; provided, however, no Option shall be granted at an exercise price which is less than the Fair Market Value of the Common Stock on the Date of Grant unless the Option is granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became Eligible Employees (or other service providers) as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company which complies with Treasury Regulation § 1.409A-1(b)(5)(v)(D).

(b) Form of Payment. The exercise price of an Option may be paid: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) by delivering previously acquired shares of Common Stock having an aggregate Fair Market Value on the date of payment equal to the amount of the exercise price, except to the extent limited by the Board as a consequence of its determination that such method of exercise would result in an adverse accounting charge to the Company for financial accounting purposes or to the extent limited in an Award Agreement; or (iii) by withholding shares of Common Stock which otherwise would be acquired on exercise having an aggregate Fair Market Value at on the date of payment equal to the amount of the exercise price, or (iv) by a combination of the foregoing. In addition to the foregoing, the Board may permit an Option granted under the Plan to be exercised by a broker-dealer acting on behalf of a Participant through procedures approved by the Board.  Such procedures may include a broker either (i) selling all of the shares of Common Stock received when an Option is exercised and paying the Participant the proceeds of the sale (minus the exercise price, withholding taxes and any fees due to the broker) or (ii) selling enough of the shares of Common Stock received upon exercise of the Option to cover the exercise price, withholding taxes and any fees due to the broker and delivering to the Participant (either directly or through the Company) a stock certificate or electronically credit to a brokerage account in the name of Participant or other appropriate recipient for the remaining shares of Common Stock.

(c) Exercise of Options.

(i) Options granted under the Plan shall be exercisable, in whole or in such installments and at such times, and shall expire at such time, as shall be provided by the Board in the Award Agreement. Exercise of an Option shall be by (i) written or electronic notice to such officer(s) of the Company as may be designated by the Board, such notice to be received at least two business days (unless a shorter time period is authorized by such authorized officer(s) of the Company) in advance of such exercise or (ii) written, phone or electronic notice to a third party Plan administrator or broker designated by the Company or such officer(s). Every share of Common Stock acquired through the exercise of an Option shall be deemed to be fully paid at the time of exercise and payment of the exercise price.

(ii) Unless otherwise provided in an Award Agreement, the following provisions will apply to the exercisability of Options following the termination of a Participant’s employment or service with the Company, a Subsidiary or an Affiliated Entity:

(A) If an Eligible Employee’s employment with the Company, a Subsidiary or an Affiliated Entity terminates as a result of death, Disability or Retirement, the Eligible Employee (or personal representative in the case of death) shall be entitled to purchase all or any part of the shares subject to any (i) vested Incentive Stock Option for a period of up to three months from such date of termination (one year in the case of death or Disability in lieu of the three-month period) and (ii) vested Nonqualified Stock Option during the remaining term of the Option. If an Eligible Employee’s employment terminates for any other reason, the Eligible Employee shall be entitled to purchase all or any part of the shares subject to any vested Option for a period of up to three months from such date of termination. In no event shall any Option be exercisable past the term of the Option. The Board may, in its sole discretion, accelerate the vesting of unvested Options in the event of termination of employment of any Participant.

(B) In the event a Consultant ceases to provide services to the Company or an Eligible Director terminates service as a director of the Company, the unvested portion of any Award shall be forfeited unless otherwise accelerated pursuant to the terms of the Eligible Director’s

Award Agreement or by the Board. The Consultant or Eligible Director shall have a period of three years following the date he ceases to provide consulting services or ceases to be a director, as applicable, to exercise any Nonqualified Stock Options which are otherwise exercisable on his date of termination of service.

(d) Other Terms and Conditions. Among other conditions that may be imposed by the Board, if deemed appropriate, are those relating to (i) the period or periods and the conditions of exercisability of any Option; (ii) the minimum periods during which Participants must be employed by the Company, its Subsidiaries, or an Affiliated Entity, or must hold Options before they may be exercised; (iii) the minimum periods during which shares acquired upon exercise must be held before sale or transfer shall be permitted; (iv) conditions under which such Options or shares may be subject to forfeiture; (v) the frequency of exercise or the minimum or maximum number of shares that may be acquired at any one time; (vi) the achievement by the Company of specified performance criteria; and (vii) non-compete and protection of business matters.

(e) Special Restrictions Relating to Incentive Stock Options.

(i) Options issued in the form of Incentive Stock Options shall only be granted to Eligible Employees of the Company or a Subsidiary, and not to Eligible Employees of an Affiliated Entity unless such entity shall be considered as a “disregarded entity” under the Code and shall not be distinguished for federal tax purposes from the Company or the applicable Subsidiary.

(ii) No Incentive Stock Option shall be granted to an Eligible Employee who owns or who would own immediately before the grant of such Incentive Stock Option more than 10% of the combined voting power of the Company or its Subsidiaries or a “parent corporation”, unless (A) at the time such Option is granted the exercise price is at least 110% of the Fair Market Value of a share of Common Stock on the date of grant and (B) such Option by its terms is not exercisable after the expiration of five years from the date of grant. For purposes of this Section 5.2(e), “parent corporation” means a “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(iii) To the extent that the aggregate Fair Market Value (determined at the time an Incentive Stock Option is granted) of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its Subsidiaries and parent corporations exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options. The Board shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of an Participant’s Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination.

(iv) Each Participant awarded an Incentive Stock Option shall notify the Company in writing or through electronic means approved by the Company immediately after the date he or she makes a disqualifying disposition of any shares of Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Common Stock before the later of (i) two years after the Date of Grant of the Incentive Stock Option or (ii) one year after the date of exercise of the Incentive Stock Option.

(v) Except in the case of death, an Option will not be treated as an Incentive Stock Option unless at all times beginning on the Date of Grant and ending on the day three months (one year in the case of a Participant who is “disabled” within the meaning of Section 22(e)(3) of the Code) before the date of exercise of the Option, the Participant is an employee of the Company or a parent corporation of the Company or a Subsidiary (or a corporation or a parent corporation or subsidiary corporation of such corporation issuing or assuming an Option in a transaction to which Section 424(a) of the Code applies).

(f) Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

(g) Shareholder Rights. No Participant shall have a right as a shareholder with respect to any share of Common Stock subject to an Option prior to purchase of such shares of Common Stock by exercise of the Option.

ARTICLE VI

RESTRICTED STOCK AWARDS

SECTION 6.1 Grant of Restricted Stock Awards. The Board may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant a Restricted Stock Award to Eligible Employees, Consultants or Eligible Directors. Restricted Stock Awards shall be awarded in such number and at such times during the term of the Plan as the Board shall determine. Each Restricted Stock Award shall be subject to an Award Agreement setting forth the terms of such Restricted Stock Award and may be evidenced in such manner as the Board deems appropriate, including, without limitation, a book-entry registration or issuance of a stock certificate or certificates.

SECTION 6.2 Conditions of Restricted Stock Awards. The grant of a Restricted Stock Award shall be subject to the following:

(a) Restriction Period. Restricted Stock Awards granted to an Eligible Employee shall require the holder to remain in the employment of the Company, a Subsidiary, or an Affiliated Entity for a prescribed period. Restricted Stock Awards granted to Consultants or Eligible Directors shall require the holder to provide continued services to the Company for a period of time. These employment and service requirements are collectively referred to as a “Restriction Period.” The Board or the Committee, as the case may be, shall determine the Restriction Period or Periods which shall apply to the shares of Common Stock covered by each Restricted Stock Award or portion thereof. In addition to any time vesting conditions determined by the Board or the Committee, as the case may be, vesting and/or the grant of Restricted Stock Awards may be subject to the achievement by the Company of specified performance criteria based upon the Company’s achievement of all or any of the operational, financial or stock performance criteria set forth on Exhibit A annexed hereto, as may from time to time be established by the Board or the Committee, as the case may be. The Board or the Committee, as the case may be, also will determine whether the Award is intended to satisfy the Section 162(m) Requirements, as described in Exhibit A. At the end of the Restriction Period, assuming the fulfillment of any other specified vesting conditions, the restrictions imposed by the Board or the Committee, as the case may be, shall lapse with respect to the shares of Common Stock covered by the Restricted Stock Award or portion thereof. In addition to acceleration of vesting upon the occurrence of a Change of Control Event as provided in Section 13.4, the Board or the Committee, as the case may be, may, in its discretion, accelerate the vesting of a Restricted Stock Award in the case of the death, Disability or Retirement of the Participant who is an Eligible Employee or resignation of a Participant who is a Consultant or an Eligible Director.

(b) Restrictions. The holder of a Restricted Stock Award may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the shares of Common Stock represented by the Restricted Stock Award during the applicable Restriction Period. The Board shall impose such other restrictions and conditions on any shares of Common Stock covered by a Restricted Stock Award as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing shares of Common Stock covered by a Restricted Stock Award to give appropriate notice of such restrictions.

(c) Rights as Shareholders. During any Restriction Period, the Board may, in its discretion, grant to the holder of a Restricted Stock Award all or any of the rights of a shareholder with respect to the shares, including, but not by way of limitation, the right to vote such shares and to receive dividends. If any dividends or other distributions are paid in shares of Common Stock, all such shares shall be subject to the same restrictions on transferability as the shares of Common Stock covered by the Restricted Stock Award with respect to which they were paid.

ARTICLE VII

RESTRICTED STOCK UNITS

SECTION 7.1 Grant of Restricted Stock Units. The Board may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Restricted Stock Units to Eligible Employees, Consultants or Eligible Directors. Restricted Stock Units shall be awarded in such number and at such times during the term of the Plan as the Board shall determine. Each Award of Restricted Stock Units shall be subject to an Award Agreement setting forth the terms of such Award of Restricted Stock Units. A Participant shall not be required to make any payment for Restricted Stock Units.

SECTION 7.2 Conditions of Restricted Stock Units. The grant of Restricted Stock Units shall be subject to the following:

(a) Restriction Period. Restricted Stock Units granted to an Eligible Employee shall require the holder to remain in the employment of the Company, a Subsidiary, or an Affiliated Entity for a prescribed period. Restricted Stock Units granted to Consultants or Eligible Directors shall require the holder to provide continued services to the Company for a period of time. These employment and service requirements are collectively referred to as a “Restriction Period.” The Board or the Committee, as the case may be, shall determine the Restriction Period or Periods which shall apply to the Restricted Stock Units. In addition to any time vesting conditions determined by the Board or the Committee, as the case may be, vesting and/or the grant of Restricted Stock Units may be subject to the achievement by the Company of specified performance criteria based upon the Company’s achievement of all or any of the operational, financial or stock performance criteria set forth on Exhibit A annexed hereto, as may from time to time be established by the Board or the Committee, as the case may be. The Board or the Committee, as the case may be, also will determine whether the Award is intended to satisfy the Section 162(m) Requirements, as described in Exhibit A. At the end of the Restriction Period, assuming the fulfillment of any other specified vesting conditions, the restrictions imposed by the Board or the Committee, as the case may be, shall lapse with respect to the Restricted Stock Units. In addition to acceleration of vesting upon the occurrence of a Change of Control Event as provided in Section 13.4, the Board or the Committee, as the case may be, may, in its discretion, accelerate the vesting of an Award of Restricted Stock Units in the case of the death, Disability or Retirement of the Participant who is an Eligible Employee or resignation of a Participant who is a Consultant or an Eligible Director.

(b) Lapse of Restrictions. Upon the lapse of restrictions with respect to each Restricted Stock Unit, the Participant shall be entitled to receive one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the Award Agreement.

(c) Cash Dividend Rights and Dividend Unit Rights. The Board may, in its sole discretion, grant a tandem Cash Dividend Right or Dividend Unit Right grant with respect to Restricted Stock Units. A grant of Cash Dividend Rights may provide that such Cash Dividend Rights shall be paid directly to the Participant at the time of payment of related dividend, be credited to a bookkeeping account subject to the same vesting and payment provisions as the tandem Award (with or without interest in the sole discretion of the Board), or be subject to such other provisions or restrictions as determined by the Board in its sole discretion. A grant of Dividend Unit Rights may provide that such Dividend Unit Rights shall be subject to the same vesting and payment provisions as the tandem Award or be subject to such other provisions and restrictions as determined by the Board in its sole discretion.

ARTICLE VIII

STOCK APPRECIATION RIGHTS

SECTION 8.1 Grant of SARs. The Board may from time to time, in its sole discretion, subject to the provisions of the Plan and subject to other terms and conditions as the Board may determine, grant a SAR to any Eligible Employee, Consultant or Eligible Director. SARs may be granted in tandem with an Option, in which event, the Participant has the right to elect to exercise either the SAR or the Option. Upon the Participant’s election to exercise one of these Awards, the other tandem Award is automatically terminated. SARs may also be granted as an independent Award separate from an Option. Each grant of a SAR shall be evidenced by an Award Agreement that is executed, electronically signed or otherwise definitively acknowledged by the Company and the Participant and shall contain such terms and conditions and be in such form as the Board may from time to time approve, subject to the requirements of the Plan. The exercise price of the SAR shall not be less than the Fair Market Value of a share of Common Stock on the Date of Grant of the SAR.

SECTION 8.2 Exercise and Payment. SARs granted under the Plan shall be exercisable in whole or in installments and at such times as shall be provided by the Board in the Award Agreement. Exercise of a SAR shall be by (i) written or electronic notice to such officer(s) of the Company as may be designed by the Board, such notice to be received at least two business days (unless a shorter time period is authorized by such officer(s) of the Company) in advance of such exercise or (ii) written, phone or electronic notice to a third party Plan administrator or broker designated by the Company or such officer(s). The amount payable with respect to each SAR shall be equal in value to the excess, if any, of the Fair Market Value of a share of Common Stock on the exercise date over the exercise price of the SAR. Payment of amounts attributable to a SAR shall be made in cash or in shares of Common Stock, as provided by the terms of the applicable Award Agreement.

SECTION 8.3 Restrictions. In the event a SAR is granted in tandem with an Incentive Stock Option, the Board shall subject the SAR to restrictions necessary to ensure satisfaction of the requirements under Section 422 of the Code. In the case of a SAR granted in tandem with an Incentive Stock Option to an Eligible Employee who owns more than 10% of the combined voting power of the Company or its Subsidiaries or a “parent corporation” (as defined in Section 424(e) of the Code) on the date of such grant, the amount payable with respect to each SAR shall be equal in value to the applicable percentage of the excess, if any, of the Fair Market Value of a share of Common Stock on the exercise date over the exercise price of the SAR, which exercise price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the SAR is granted.

ARTICLE IX

PERFORMANCE UNITS

SECTION 9.1 Grant of Awards. The Board may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Performance Units to Eligible Employees, Consultants and Eligible Directors. Each Award of Performance Units shall be evidenced by an Award Agreement executed, electronically signed or otherwise definitively acknowledged by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Board may from time to time approve, subject to the requirements of Section 9.2.

SECTION 9.2 Conditions of Awards. Each Award of Performance Units shall be subject to the following conditions:

(a) Establishment of Award Terms. Each Award shall state the target, maximum and minimum value of each Performance Unit payable upon the achievement of performance goals.

(b) Achievement of Performance Goals. The Board shall establish performance targets for each Award for a period of no less than a year based upon some or all of the operational, financial or performance criteria listed in Exhibit A attached, and determine whether the Award is intended to satisfy the Section 162(m) Requirements, as described in Exhibit A. The Board shall also establish such other terms and conditions as it deems appropriate to such Award. The Award may be paid out in cash or Common Stock as determined in the sole discretion of the Board.

ARTICLE X

PERFORMANCE BONUS

SECTION 10.1 Grant of Performance Bonus. The Board may from time to time, subject to the provisions of the Plan and such other terms and conditions as the Board may determine, grant a Performance Bonus to certain Eligible Employees selected for participation. The Board will determine the amount that may be earned as a Performance Bonus in any period of one year or more upon the achievement of a performance target established by the Board. The Board shall select the applicable performance target(s) for each period in which a Performance Bonus is awarded. The performance target shall be based upon all or some of the operational, financial or performance criteria more specifically listed in Exhibit A attached. The Board or Committee, as the case may be, also will determine whether the Award is intended to satisfy the Section 162(m) Requirements, as described in Exhibit A.

SECTION 10.2 Payment of Performance Bonus. In order for any Participant to be entitled to payment of a Performance Bonus, the applicable performance target(s) established by the Board must first be obtained or exceeded. Payment of a Performance Bonus shall be made within 60 days of the Board’s certification that the performance target(s) has been achieved. Payment of a Performance Bonus may be made in cash or shares of Common Stock, as provided by the terms of the applicable Award Agreement.

ARTICLE XI

STOCK AWARDS AND OTHER INCENTIVE AWARDS

SECTION 11.1 Grant of Stock Awards. The Board may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Stock Awards of shares of Common Stock not subject to vesting or forfeiture restrictions to Eligible Employees, Consultants or Eligible Directors. Stock Awards shall be awarded with respect to such number of shares of Common Stock and at such times during the term of the Plan as the Board shall determine. Each Stock Award shall be subject to an Award Agreement setting forth the terms of such Stock Award. The Board may in its sole discretion require a Participant to pay a stipulated purchase price for each share of Common Stock covered by a Stock Award.

SECTION 11.2 Grant of Other Incentive Awards. The Board may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Other Incentive Awards to Eligible Employees, Consultants or Eligible Directors. Other Incentive Awards may be granted based upon, payable in or otherwise related to, in whole or in part, shares of Common Stock if the Board, in its sole discretion, determines that such Other Incentive Awards are consistent with the purposes of the Plan. Such Awards may include, but are not limited to, Common Stock awarded as a bonus, dividend equivalents, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, Awards with value and payment contingent upon the Company’s performance or any other factors designated by the Board, and awards valued by reference to the book value of Common Stock or the value of securities of or the performance of specified subsidiaries. Long-term cash Awards also may be made under the Plan. Cash Awards also may be granted as an element of or a supplement to any Awards permitted under the Plan. Awards may also be granted in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensation arrangements, subject to any applicable provision under Section 16 of the Exchange Act. Each grant of an Other Incentive Award shall be evidenced by an Award Agreement that shall specify the amount of the Other Incentive Award and the terms, conditions, restrictions and limitations applicable to such Award. Payment of Other Incentive Awards shall be made at such times and in such form, which may be cash, shares of Common Stock or other property (or a combination thereof), as established by the Board, subject to the terms of the Plan.

ARTICLE XII

STOCK ADJUSTMENTS

SECTION 12.1 Recapitalizations and Reorganizations. In the event that the shares of Common Stock, as constituted on the effective date of the Plan, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, spin-off, combination of shares or otherwise), or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, or a dividend on the shares of Common Stock, or if rights or warrants to purchase securities of the Company shall be issued to holders of all outstanding Common Stock, then the maximum number and kind of shares of Common Stock available for issuance under the Plan, the maximum number and kind of shares of Common Stock for which any individual may receive Awards in any calendar year under the Plan, the number and kind of shares of Common Stock covered by outstanding Awards, and the price per share or the applicable market value or performance target of such Awards will be appropriately adjusted by the Board to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Common Stock to preclude, to the extent practicable, the enlargement or dilution of rights under such Awards. Notwithstanding the provisions of this Section, (i) the number and kind of shares of Common Stock available for issuance as Incentive Stock Options under the Plan shall be adjusted only in accordance with the applicable provisions of Sections 422 and 424 of the Code and the regulations thereunder, and (ii) outstanding Awards and Award Agreements shall be adjusted in accordance with (A) Sections 422 and 424 of the Code and the regulations thereunder with respect to Incentive Stock Options and (B) Section 409A with respect to Nonqualified Stock Options, SARs and, to the extent applicable, other Awards. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or any stock or other securities into which the Common Stock shall have been changed or for which it shall have been exchanged, then if the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in the shares available under and subject to the Plan, or in any Award, theretofore granted, such adjustments shall be made in accordance with such determination. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

SECTION 12.2 Adjustments Upon Change of Control Event. Upon the occurrence of a Change of Control Event, the Board, in its sole discretion, without the consent of any Participant or holder of the Award, and on such terms and conditions as it deems appropriate, may take any one or more of the following actions in connection with such Change in Control Event:

(a) provide for either (i) the termination of any Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of such transaction or event the Board determines in good faith that no amount would have been attained upon the realization of the Participant’s rights, then such Award may be terminated by the Board without payment) or (ii) the replacement of such Award with other rights or property selected by the Board in its sole discretion;

(b) provide that such Award be assumed by a successor or survivor entity, or a parent or subsidiary thereof, or be exchanged for similar rights or awards covering the equity of the successor or survivor, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of equity interests and prices;

(c) make adjustments in the number and type of Common Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Awards or in the terms and conditions of, and the vesting criteria included in, outstanding Awards, or both;

(d) provide that such Award shall be payable, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and/or

(e) provide that the Award cannot become payable after such event, i.e., shall terminate upon such event.

Notwithstanding the foregoing, any such action contemplated under this Section shall be effective only to the extent that such action will not cause any Award that is designed to satisfy Section 409A of the Code to fail to satisfy such section.

ARTICLE XIII

GENERAL

SECTION 13.1 Amendment or Termination of Plan. The Board may alter, suspend or terminate the Plan at any time. In addition, the Board may, from time to time, amend the Plan in any manner, but may not without shareholder approval adopt any amendment which would (i) increase the aggregate number of shares of Common Stock available under the Plan (except by operation of Article XII), (ii) materially modify the requirements as to eligibility for participation in the Plan, or (iii) materially increase the benefits to Participants provided by the Plan.

SECTION 13.2 Transferability. The Board may, in its discretion, authorize all or a portion of the Nonqualified Stock Options granted under this Plan to be on terms which permit transfer by the Participant to (i) the ex-spouse of the Participant pursuant to the terms of a domestic relations order, (ii) the spouse, children or grandchildren of the Participant (“Immediate Family Members”), (iii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iv) a partnership or limited liability company in which such Immediate Family Members are the only partners or members. In addition there may be no consideration for any such transfer. The Award Agreement pursuant to which such Nonqualified Stock Options are granted expressly provides for transferability in a manner consistent with this paragraph. Subsequent transfers of transferred Nonqualified Stock Options shall be prohibited except as set forth below in this Section 13.2. Following transfer, any such Nonqualified Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 5.2(c)(ii) or similar provisions of an Award Agreement the term “Participant” shall be deemed to refer to the transferee. The events of termination of employment of Section 5.2(c)(ii) or similar provisions of an Award Agreement shall continue to be applied with respect to the original Participant, following which the Nonqualified Stock Options shall be exercisable by the transferee only to the extent, and for the periods specified in Section 5.2(c)(ii). No transfer pursuant to this Section 13.2 shall be effective to bind the Company unless the Company shall have been furnished with written notice of such transfer together with such other documents regarding the transfer as the Board shall request. With the exception of a transfer in compliance with the foregoing provisions of this Section 13.2, all other types of Awards authorized under this Plan shall be transferable only by will or the laws of descent and distribution; however, no such transfer shall be effective to bind the Company unless the Board has been furnished with written notice of such transfer and an authenticated copy of the will and/or such other evidence as the Board may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of such Award.

SECTION 13.3 Withholding Taxes. Unless otherwise paid by the Participant, the Company, its Subsidiaries or any of its Affiliated Entities shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment, may require the Participant to pay to it such tax prior to and as a condition of the making of such payment, and shall be entitled to deduct from any other compensation payable to the Participant any withholding obligations with respect to Awards. In accordance with any applicable administrative guidelines it establishes, the Board may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by (i) directing the Company to withhold from any payment of the Award a number of shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the required withholding taxes or (ii) delivering to the Company previously owned shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the required withholding taxes. However, any payment made by the Participant pursuant to either of the foregoing clauses (i) or (ii) shall not be permitted if it would result in an adverse accounting charge with respect to such shares used to pay such taxes unless otherwise approved by the Board.

SECTION 13.4 Change of Control. Notwithstanding any other provision in this Plan to the contrary, Awards granted under the Plan to any Eligible Employee, Consultant or Eligible Director shall be immediately vested, fully earned and exercisable upon the occurrence of a Change of Control Event.

SECTION 13.5 Amendments to Awards. Subject to the limitations of Article IV, such as the prohibition on repricing of Options, the Board may at any time unilaterally amend the terms of any Award Agreement, whether or not presently exercisable or vested, to the extent it deems appropriate. However, amendments which are adverse to the Participant shall require the Participant’s consent.

SECTION 13.6 Regulatory Approval and Listings. In the sole discretion of the Board, the Company shall use its best efforts to file with the Securities and Exchange Commission and keep continuously effective, a Registration Statement on Form S-8 with respect to shares of Common Stock subject to Awards hereunder. Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue shares of Common Stock under this Plan prior to the obtaining of any approval from, or satisfaction of any waiting period or other condition imposed by, any governmental agency which the Board shall, in its sole discretion, determine to be necessary or advisable. In addition, and notwithstanding anything contained in this Plan to the contrary, at such time as the Company is subject to the reporting requirements of Section 12 of the Exchange Act, the Company shall have no obligation to issue shares of Common Stock under this Plan prior to:

(a) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed; and

(b) the completion of any registration or other qualification of such shares under any state or Federal law or ruling of any governmental body which the Board shall, in its sole discretion, determine to be necessary or advisable.

SECTION 13.7 Right to Continued Employment. Participation in the Plan shall not give any Eligible Employee any right to remain in the employ of the Company, any Subsidiary, or any Affiliated Entity. The Company or, in the case of employment with a Subsidiary or an Affiliated Entity, the Subsidiary or Affiliated Entity reserves the right to terminate any Eligible Employee at any time. Further, the adoption of this Plan shall not be deemed to give any Eligible Employee or any other individual any right to be selected as a Participant or to be granted an Award.

SECTION 13.8 Reliance on Reports. Each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself or herself. In no event shall any person who is or shall have been a member of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

SECTION 13.9 Construction. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for the convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

SECTION 13.10 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Texas except as superseded by applicable Federal law.

SECTION 13.11 Other Laws. The Board may refuse to issue or transfer any shares of Common Stock or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. In addition, by accepting or exercising any Award granted under the Plan (or any predecessor plan), the Participant agrees to abide and be bound by any policies adopted by the Company pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or exchange listing standards promulgated thereunder calling for the repayment and/or forfeiture of any Award or payment resulting from an accounting restatement. Such repayment and/or forfeiture provisions shall apply whether or not the Participant is employed by or affiliated with the Company.

SECTION 13.12 No Trust or Fund Created. Neither the Plan nor an Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that a Participant acquires the right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company.

IN WITNESS WHEREOF, this amended and restated Plan has been executed to be effective as of February 27, 2013.

HALCÓN RESOURCES CORPORATION

By:	/s/ FLOYD WILSON
Floyd Wilson, Chairman of the Board and Chief Executive Officer

EXHIBIT A

2012 Long-Term Incentive Plan

Performance Criteria

The performance criteria to be used for purposes of Awards shall be set in the Committee’s sole discretion and may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a subsidiary, division, department, region, function or business unit of the Company in which the Participant is employed or with respect to which the Participant performs services, and may consist of one or more or any combination of the following criteria:

Operational Criteria may include:

•                  Reserve additions/replacements

•                  Finding & development costs

•                  Production volume

•                  Production Costs

Financial Criteria may include:

•                  Earnings (Net income, Earnings before interest, taxes, depreciation and amortization (“EBITDA”), Earnings per share)

•                  Cash flow

•                  Operating income

•                  General and Administrative Expenses

•                  Debt to equity ratio

•                  Debt to cash flow

•                  Debt to EBITDA

•                  EBITDA to Interest

•                  Return on Assets

•                  Return on Equity

•                  Return on Invested Capital

•                  Profit returns/margins

•                  Midstream margins

Stock Performance Criteria:

•                  Stock price appreciation

•                  Total stockholder return

•                  Relative stock price performance

IRC Section 162(m) Requirements. The Board will have the discretion to determine whether all or any portion of a Restricted Stock Award, Restricted Stock Unit Award, Performance Unit Award, Performance Bonus, Stock Award or Other Incentive Award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code (the “162(m) Requirements”). The performance criteria for any such Award that is intended to satisfy the 162(m) Requirements shall be established in writing by the Board based on one or more performance criteria listed in this Exhibit A not later than 90 days after commencement of the performance period with respect to such Award or any such other date as may be required or permitted for “performance-based compensation” under the 162(m) Requirements, provided that the outcome of the performance in respect of the goals remains substantially uncertain as of such time. At the time of the grant of an Award and to the extent permitted under Code Section 162(m) and regulations thereunder for an Award intended to satisfy the 162(m) Requirements, the Board may provide for the manner in which the performance goals will be measured in light of specified corporate transactions, extraordinary events, accounting changes and other similar occurrences. All determinations made by the Board as to the establishment or achievement of performance goals, or the final settlement of an Award intended to satisfy the 162(m) Requirements shall be made in writing.

Certification and Negative Discretion. Before payment is made in relation to any Award that is intended to satisfy the 162(m) Requirements, the Board shall certify the extent to which the performance goals and other material terms of the Award have been satisfied, and the Board in its sole discretion shall have the authority to reduce, but not to increase, the amount payable and/or the number of shares of Common Stock to be granted, issued, retained or vested pursuant to any such Award.

Committee. In the case of an Award intended to meet the Section 162(m) Requirements, “Board” shall mean the Committee, which shall be composed of two or more “outside directors” within the meaning of Section 162(m) of the Code, and the Committee may not delegate its duties with respect to such Awards.